Exhibit 99.1

SOHU.COM REPORTS FIRST QUARTER 2006 UNAUDITED FINANCIAL RESULTS

First Quarter 2006 Revenues Reach Record US$31.3 million, Up 32% Year-on-Year;

First Quarter 2006 Non-GAAP Fully Diluted EPS Is US$0.20, Up 33% Year-on-Year

BEIJING, CHINA, April 26, 2006 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, search and mobile value-added services company, today reported unaudited financial results for the first quarter ended March 31, 2006.

Business Highlights

Highlights For First Quarter 2006

•	Total revenues of US$31.3 million, up 32% year-on-year and 3% quarter-on-quarter despite slow seasonality, exceeding company guidance

•	Advertising revenues of US$20.1 million, up 35% year-on-year and down 1% quarter-on-quarter, exceeding company guidance

•	Non-advertising revenues of US$11.1 million, exceeding company guidance, with wireless revenues showing steady improvement up 10% quarter-on-quarter. Wireless business experienced fifth consecutive quarter of sequential growth.

•	Net income of US$6.0 million or US$0.16 per fully diluted share, meeting high-end of company guidance

•	Non-GAAP net income (i.e. excluding share-based compensation expenses) of US$7.8 million or US$0.20 per fully diluted share

•	Explanation of the Company’s non-GAAP financial measures and the related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliation to Unaudited Condensed Consolidated Statements of Operations”

Dr. Charles Zhang, Chairman and CEO of Sohu.com, stated, “2006 has so far been an excellent year for Sohu. For the first quarter of 2006, we achieved record total revenues of US$31.3 million, which exceeded our previous guidance, driven by our core advertising revenues growing 35% year-on-year and supplemented by wireless revenues growing 34% year-on-year. We also continued to expand our online and wireless content offerings via strategic relationships for important events such as the World Cup and Olympics. We have been successful in pursuing partnership opportunities surrounding high profile events because of our existing portal strength and brand presence in China. We believe we will be able to increasingly leverage these content partnerships to grow our user base and further drive the strong momentum we have been experiencing.”

Business Results

Revenues for first quarter ended March 31, 2006 totaled US$31.3 million, compared to revenues of US$30.5 million for fourth quarter ended December 31, 2005, and US$23.7 million for first quarter ended March 31, 2005. Gross margin for the first quarter of 2006 was 65%. Non-GAAP gross margin of 66% in first quarter of 2006 was unchanged from the previous quarter and down slightly from 68% in the same period of 2005. Net income for the first quarter of 2006 was US$6.0 million or US$0.16 per fully diluted share. Non-GAAP net income for first quarter of 2006 was US$7.8 million or US$0.20 per fully diluted share. This compares to net income of US$8.9 million or US$0.23 per fully diluted share for the previous quarter and US$5.7 million or US$0.15 per fully diluted share for first quarter of 2005.

Sohu’s advertising revenues for first quarter of 2006 totaled US$20.1 million, a 35% year-on-year improvement and 1% quarter-on-quarter decline. Advertising revenues, consisting of US$16.7 million in brand advertising and US$3.4 million in sponsored search, accounted for 64% of total revenues in first quarter of 2006. Advertising non-GAAP gross margin was 75%, an increase from 74% in the previous quarter but slightly lower than 78% in first quarter of 2005.

For first quarter of 2006, Sohu’s non-advertising revenues, which are derived mainly from wireless value-added services, online games and e-commerce, increased by 25% year-on-year and 9% quarter-on-quarter to US$11.1 million, representing 36% of total revenues. The strong year-on-year improvement was a result of the continued recovery in wireless revenues, which increased 10% over the previous quarter and 34% over the same period last year. Non-advertising non-GAAP gross margin was 51% compared to 50% in the previous quarter and 52% in first quarter of 2005.

For the first quarter, Sohu’s non-GAAP operating expenses totaled US$13.0 million, declining 9% from the previous quarter and increasing 20% year-on-year. The quarter-on-quarter decrease was primarily due to a decline in sales commission whiles the year-on-year increase primarily related to costs associated with Sohu’s exclusive Olympics sponsorship role and personnel costs.

As of March 31, 2006, Sohu’s cash, cash equivalents and investments in marketable debt securities balance was US$137.5 million, compared to US$133.1 million and US$128.7 million as of December 31, 2005 and March 31, 2005, respectively.

Carol Yu, CFO of Sohu.com, commented, “We are extremely pleased with the financial results we achieved in the first quarter of 2006. Despite it being a seasonally weak quarter, our total revenues reached a historical record and exceeded our guidance, with brand advertising revenues growing 38% year-over-year and sponsored search revenues growing 26% year-over-year. Our focus on our core advertising business remains unchanged and we have also seen our wireless revenues rebound more significantly in the first quarter. Through continued investments in new products, content and branding for Sohu and Sogou, we are committed to utilizing all of our resources to the best of our ability in order to fully capture China’s massive online advertising market opportunity and grow shareholder value.”

2006 FIFA World Cup Update

On March 23, 2006, Sohu announced that the Company has partnered with SMGBB.cn, a subsidiary of Shanghai Media Group (SMG), to provide 2006 FIFA World Cup online video content in China. Chosen as SMG’s exclusive portal partner for the World Cup, Sohu will work closely with SMGBB.cn to deliver 2006 FIFA World Cup broadband Internet video and photos to Chinese Internet users and football fans.

On April 24, 2006, Sohu also entered into a cooperation agreement with Sony BMG, the official music copyright owner of the 2006 FIFA World Cup, to acquire the wireless and Internet Premier Digital Release rights for the official music of the 2006 FIFA World Cup from Sony BMG. Sohu.com will be able to exclusively offer a full range of official music and video products of the 2006 FIFA World Cup music to wireless and Internet users in China.

“As SMGBB.cn’s 2006 FIFA World Cup exclusive online video content portal partner and Sony BMG’s exclusive wireless and online distributor for the official music of the 2006 FIFA World Cup, Sohu is taking the lead in becoming a major international online sports content provider in China. The FIFA World Cup is one of the most popular international sports events and we view our expanded content offerings for events such as this as an integral part of our strategy to increase Sohu’s branding power, attract more users and, as a result, capture more advertising dollars. As with our 2008 Olympics sponsorship role, we expect to leverage our portal and content strength to complement our wireless offerings,” concluded Dr. Zhang.

Business Outlook

Sohu estimates total revenues for second quarter 2006 to be between US$31.5 million to US$33.5 million, with advertising revenues of US$21.5 million to US$22.5 million and non-advertising revenues of US$10 million to US$11 million.

Sohu estimates the non-GAAP fully diluted earnings per share for the second quarter of 2006 to be between US$0.20 and US$0.22.

Assuming no new grants of share-based awards, Sohu estimates the share-based compensation expense for the second quarter of 2006, due to the effect of adoption of Statement of Financial Accounting Standard 123R, Share-Based Payment, which requires the expensing of share-based compensation expense, to be between US$1.2 million and US$1.3 million. The estimated impact of this expense is expected to reduce Sohu’s fully diluted earnings per share for the second quarter of 2006, under US GAAP, by US$0.03 to US$0.04.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu’s management uses non-GAAP measures of net income and net income per share, which are adjusted from results based on GAAP to exclude the compensation cost of share-based awards granted to employees under Statement of Financial Accounting Standard 123R, effective from January 1, 2006. The non-GAAP financial measures are provided to enhance the investors’ overall understanding of Sohu’s current financial performance and prospects for the future. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to GAAP results.

Reconciliations of the Sohu’s non-GAAP financial measures to unaudited Condensed Consolidated Statements of Operations are set forth after the “Condensed Consolidated Statements of Operations” included in this release.

Sohu’s management believes excluding the share-based compensation expense from its non-GAAP financial measure of net income is useful for itself and investors, because it makes a more meaningful comparison of Sohu’s current operation results to those of periods prior to the adoption of Statement of Financial Accounting Standard 123R and improves user’s understanding of Sohu’s performance. In addition, such expense does not have any impact on cash earnings.

Notes to Financial Information

Financial information in this press release is extracted from Sohu’s unaudited financial statements prepared in accordance with generally accepted accounting principles in the United States.

In previous periods, the Company had included all its website operating costs in cost of revenues of brand advertising. Beginning July 1, 2005, in order to improve the measurement of performance of each segment, the Company began allocating website operating cost to cost of revenues of each segment based on actual usage. Accordingly, the Company reclassified cost of revenues amongst each segment for previous periods presented to conform with current period classification.

In addition, certain balances on balance sheets for prior periods had been reclassified to conform with current period presentation.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, Sohu’s historical and possible future losses and limited operating history, and the company’s reliance on online advertising sales, wireless services (most wireless revenues are collected from a few mobile telecom operators), online games and e-commerce for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2005, and other filings with the Securities and Exchange Commission.

Conference Call

Sohu’s management team will host a conference call at 8:00 PM EDT, April 26, 2006 (or 8:00 AM on April 27, 2006 in Beijing/Hong Kong time zone) following quarterly results announcement.

To listen to the conference call, please use dial in numbers below:

CHINA A Toll Free Number: +1 0800 744 0091

CHINA B Toll Free Number: +1 0800 440 0091

HONG KONG Toll Number: +852 3002 8537

USA Toll Number: +1 800 257 2182/ +1 303 262 2130

A replay of the call will be available for two weeks following the call and can be accessed by dialing the numbers below:

USA Toll Number: +1 800 406 7325

International: +1 303 590 3030

PASSCODE: 3509290

The conference call will be available on web cast live and replayed at:

http://corp.sohu.com/conferencecall.shtml

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese who use the portal network for their news, search, e-mail, wireless messaging, instant messaging, browsing, games and shopping. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com. This network of web properties offers vast Sohu user community very broad choices regarding information, entertainment, communication and commerce.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers three types of consumer services. Sohu offers wireless value-added services such as news, information, ringtone and picture content sent over mobile phones. The company also operates two massively multi-player online role-playing games as well as a casual game platform, and manages an e-commerce platform. Sohu.com, established by Dr. Charles Zhang, one of China’s Internet pioneers, is in its tenth year of operation.

For further information:

Jessica Zhang

Senior Manager

Sohu.com Investor Relations and Corporate Communications

Tel: +86 10 6272 6616

E-mail: ir@contact.sohu.com

http://corp.sohu.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended
	Mar. 31, 2006	Dec. 31, 2005	Mar. 31, 2005
Revenues:
Advertising
Brand advertising	$16,675	$16,882	$12,124
Sponsored search	3,450	3,406	2,731

Subtotal of advertising revenues	20,125	20,288	14,855

Non-advertising
Wireless	8,009	7,249	5,959
E-commerce	838	816	1,265
Others	2,280	2,113	1,646

Subtotal of non-advertising revenues	11,127	10,178	8,870

Total revenues	31,252	30,466	23,725

Cost of revenues:
Advertising
Brand advertising (includes share-based compensation expense under SFAS 123(R) of $339, $0 and $0, respectively)	4,331	4,272	2,810
Sponsored search (includes share-based compensation expense under SFAS 123(R) of $22, $0 and $0, respectively)	1,092	1,084	481

Subtotal of advertising cost of revenues	5,423	5,356	3,291

Non-advertising
Wireless	3,812	3,437	2,322
E-commerce	830	849	1,244
Others (includes share-based compensation expense under SFAS 123(R) of $5, $0 and $0, respectively)	792	774	673

Subtotal of non-advertising cost of revenues	5,434	5,060	4,239

Total cost of revenues	10,857	10,416	7,530

Gross profit	20,395	20,050	16,195

Operating expenses:
Product development (includes share-based compensation expense under SFAS 123(R) of $493, $0 and $0, respectively)	4,243	3,555	3,142
Sales and marketing (includes share-based compensation expense under SFAS 123(R) of $448, $0 and $0, respectively)	6,547	7,724	4,734
General and administrative (includes share-based compensation expense under SFAS 123(R) of $424, $0 and $0, respectively)	3,076	2,451	2,490
Amortization of intangibles	509	509	456

Total operating expenses	14,375	14,239	10,822

Operating profit	6,020	5,811	5,373

Other (expense)/income (includes amortization of offering costs for zero coupon convertible senior notes of $155, $163 and $187, respectively)	(68)	2,351	(170)
Interest income	529	755	573

Income before income tax expense	6,481	8,917	5,776

Income tax expense	(443)	20	(62)

Net income	$6,038	$8,937	$5,714

Basic net income per share	$0.16	$0.24	$0.16

Shares used in computing basic net income per share	36,768	36,626	36,171

Diluted net income per share	$0.16	$0.23	$0.15

Shares used in computing diluted net income per share	39,706	39,435	39,931

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Three Months Ended Mar. 31, 2006				Three Months Ended Dec. 31, 2005			Three Months Ended Mar. 31, 2005
	Reported	Adjustments		Adjusted	Reported	Adjustments	Adjusted	Reported	Adjustments		Adjusted
Revenues:
Advertising
Brand advertising	$16,675	$—		$16,675	$16,882	$—	$16,882	$12,124	$—		$12,124
Sponsored search	3,450	—		3,450	3,406	—	3,406	2,731	—		2,731

Subtotal of advertising revenues	20,125	—		20,125	20,288	—	20,288	14,855	—		14,855

Non-advertising
Wireless	8,009	—		8,009	7,249	—	7,249	5,959	—		5,959
E-commerce	838	—		838	816	—	816	1,265	—		1,265
Other	2,280	—		2,280	2,113	—	2,113	1,646	—		1,646

Subtotal of non-advertising revenues	11,127	—		11,127	10,178	—	10,178	8,870	—		8,870

Total revenues	31,252	—		31,252	30,466	—	30,466	23,725	—		23,725

Cost of revenues:
Advertising
Brand advertising	4,331	(339	)(a)	3,992	4,272	—	4,272	2,810	—		2,810
Sponsored search	1,092	(22	)(a)	1,070	1,084	—	1,084	481	—		481

Subtotal of advertising cost of revenues	5,423	(361)		5,062	5,356	—	5,356	3,291	—		3,291

Non-advertising
Wireless	3,812	—		3,812	3,437	—	3,437	2,322	—		2,322
E-commerce	830	—		830	849	—	849	1,244	—		1,244
Others	792	(5	)(a)	787	774	—	774	673	—		673

Subtotal of non-advertising cost of revenues	5,434	(5)		5,429	5,060	—	5,060	4,239	—		4,239

Total cost of revenues	10,857	(366)		10,491	10,416	—	10,416	7,530	—		7,530

Gross profit	20,395	366		20,761	20,050	—	20,050	16,195	—		16,195

Operating expenses:
Product development	4,243	(493	)(a)	3,750	3,555	—	3,555	3,142	—		3,142
Sales and marketing	6,547	(448	)(a)	6,099	7,724	—	7,724	4,734	—		4,734
General and administrative	3,076	(424	)(a)	2,652	2,451	—	2,451	2,490	(2	)(b)	2,488
Amortization of intangibles	509	—		509	509	—	509	456	—		456

Total operating expenses	14,375	(1,365)		13,010	14,239	—	14,239	10,822	(2)		10,820

Operating profit	6,020	1,731		7,751	5,811	—	5,811	5,373	2		5,375

Other (expense)/ income	(68)	—		(68)	2,351	—	2,351	(170)	—		(170)
Interest income	529	—		529	755	—	755	573	—		573

Income before income tax expense	6,481	1,731		8,212	8,917	—	8,917	5,776	2		5,778

Income tax expense	(443)	—		(443)	20	—	20	(62)	—		(62)

Net income	$6,038	$1,731		$7,769	$8,937	$—	$8,937	$5,714	$2		$5,716

Basic net income per share	$0.16			$0.21	$0.24		$0.24	$0.16			$0.16

Shares used in computing basic net income per share	36,768			36,768	36,626		36,626	36,171			36,171

Diluted net income per share	$0.16			$0.20	$0.23		$0.23	$0.15			$0.15

Shares used in computing diluted net income per share	39,706			39,706	39,435		39,435	39,931			39,931

Note:

(a)	To eliminate share-based compensation expense as measured using the fair value method under SFAS 123R.
(b)	To eliminate share-based compensation expense as measured using the intrinsic value method under APB 25.

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED, IN THOUSANDS)

	As of Mar. 31, 2006	As of Dec. 31, 2005
ASSETS
Cash, cash equivalents and investments in marketable debt securities	$137,456	$133,086
Accounts receivable, net	24,851	19,283
Prepaid and other current assets	4,254	4,546
Fixed assets, net	16,144	15,745
Goodwill	50,920	50,918
Intangible assets, net	10,483	11,251
Restricted cash	998	991
Other assets, net	3,638	3,861

	$248,744	$239,681

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$34,661	$35,053
Zero coupon convertible senior notes	74,780	74,780

Total liabilities	109,441	109,833

Shareholders’ equity	139,303	129,848

	$248,744	$239,681